Exhibit 99.1

CafePress Reports Second Quarter 2013 Results

Strong Increases from Social Sharing and Gift Programs During the Quarter

LOUISVILLE, Ky., July 30, 2013—CafePress Inc. (NASDAQ: PRSS), The World’s Customization Engine®, today reported financial results for the three months ended June 30, 2013.

“CafePress demonstrated solid execution during the period highlighted by another quarter of strong contribution from corporate partnerships,” said Chief Executive Officer Bob Marino. “We believe we are well-positioned for a strong second half of the year with a solid pipeline of new products, partnerships and initiatives that will set the stage for the holiday period. The consolidation of our remote manufacturing operations to Louisville is proceeding on schedule and we expect this investment to result in increased efficiencies and a lower cost structure.”

Second Quarter 2013 Financial Highlights

•	Net revenues totaled $52.4 million, compared to $47.1 million in the second quarter of 2012.

•	Adjusted EBITDA was $1.1 million, compared to $4.0 million in the second quarter of 2012.

•	Gross profit margin was 38.7% of net revenues, compared to 41.5% in the second quarter of 2012.

•	GAAP net loss was $(1.7) million (including stock-based compensation, amortization of intangible assets, and acquisition costs), compared to a loss of $(0.3) million in the second quarter of 2012.

•	GAAP net loss per diluted share was $(0.10), compared to a loss of $(0.02) in the second quarter of 2012.

•

Non-GAAP net loss (excluding stock-based compensation, amortization of intangible assets and acquisition costs) was $(0.7) million, compared to non-GAAP net income of $1.7 million in the second quarter of 2012.

•	Non-GAAP net loss per diluted share was $(0.04), compared to non-GAAP net income per diluted share of $0.10 in the second quarter of 2012.

•	At June 30, 2013, cash, cash equivalents, and short-term investments totaled $25.6 million.

Second Quarter 2013 Operating Metrics

•	Orders totaled 1,477,063, a 66% year-over-year increase, including the consolidation of EZ Prints, Inc. into CafePress’ business.

•

Average Order Size (AOS) was $34 including the consolidation of EZ Prints, a 33% decrease year-over-year, reflecting the smaller order size of the EZ Prints B2B business. AOS excluding the impact of EZ Prints was $52, flat year-over-year.

Recent Operating Highlights

•	Doubled the number of products in the Facebook Gifts catalog which generated an increase in sales from this channel and expanded awareness of our products.

•	Launched a monthly Share and Win contest resulting in strong gains in social shares on Facebook, Twitter, Pinterest and email.

•	Launched the PressIt button, a new blogger and webmaster innovation to enable monetization of a blog or website that takes original text or graphics and easily turns them into products.

•

Expanded its partnership with Marvel Entertainment, LLC to launch a collection of gear drawn from the Marvel catalog of comic book characters, including classic X-Men™ and Spider-Man® characters at Comic-Con International.

•	Developed a corporate shop with Design Studio By American Greetings® in a licensing deal that also makes more than 500,000 products available in the CafePress marketplace.

•	Launched a new partnership between CafePress Services and Molson Canadian® to bring branded apparel and consumer products to millions of fans via the e-commerce store.

•	Forged a partnership with online retailer Hayneedle Inc. that added hundreds of GreatBigCanvas gallery-wrapped panoramic cityscapes into www.hayneedle.com’s online retail experience.

•	Expanded GreatBigCanvas.com’s marketplaces internationally to Australia, Canada and the United Kingdom.

•	Surpassed 6,500 free canvas artworks delivered to moms and loved ones of U.S. Military currently stationed overseas through CanvasOnDemand.com’s Operation: Hi Mom, Hi Honey.

•

Continued to expand the number of customizable products and base goods to the CafePress Marketplace to include a wider selection of items in the apparel, home and stationery categories. Additionally, engineering work has been completed to launch new categories including footwear and large format electronics cases in the coming quarters.

Business Outlook

“Our outlook for the second half reflects our ongoing view that a greater percentage of CafePress’ revenue and profit will occur in the fourth quarter compared with our normal patterns. This is due to seasonality of acquired businesses and the expected launch of partner programs that we anticipate will lead to strong revenue, profit and cash generation in the holiday period,” said Monica Johnson, Chief Financial Officer.

For the third quarter of 2013:

•	Net revenues in the range of $48 million to $52 million.

•	Adjusted EBITDA ranging from a loss of $(0.5) million to income of $0.9 million.

•	Non-GAAP net loss per diluted share of $(0.12) to $(0.06).

•	Weighted average fully diluted shares estimated at 17.2 million.

For fiscal year 2013, the Company reiterated its prior guidance of:

•	Net revenues ranging from $248 million to $261 million, a year-over-year increase of 14% to 20%.

•	Adjusted EBITDA of $11 million to $16 million.

•	Non-GAAP net income per diluted share of $0.07 to $0.22.

•	Weighted average fully diluted shares of approximately 17.7 million.

•	Total capital expenditures in the range of $12 million to $14 million.

Second Quarter 2013 Conference Call

Management will review the second quarter 2013 financial results and its forward guidance on a conference call on Tuesday, July 30, 2013 at 5:00 p.m. Eastern Daylight Time (2:00 p.m. Pacific Time). To participate on the live call, analysts and investors should dial 1-877-941-2069 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at http://investor.cafepress.com/.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA, non-GAAP income (loss), and non-GAAP net income (loss) per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net loss or net loss per share determined in accordance with GAAP.

Notice Regarding Forward Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include, among other matters, statements regarding the Company’s belief that it is well-positioned for a strong second half with its pipeline of products, partnerships and initiatives that will set the stage for the holiday period; its expectation regarding status and timing of the consolidation of its remote manufacturing operations in Louisville and for this investment to result in increased efficiencies and a lower cost structure; the Company’s cash position and that it expects to generate significant cash from operations in the fourth quarter; ending 2013 with a strong balance sheet; the Company’s ongoing view that a greater percentage of its revenue and profit will occur in the fourth quarter compared with its normal patterns and impact of seasonality of acquired businesses and the expected launch of partner programs on revenue, profit and cash generation in the holiday period; the Company’s expectations with respect to its future margins and cash generation in the second half of 2013 and in the 4th quarter, including statements under the caption “Business Outlook,” including the Company’s expected financial performance and outlook for the third quarter and full year 2013 with respect to net revenues, adjusted EBITDA, non-GAAP net income and non-GAAP net loss, weighted average fully diluted shares and capital expenditures, and the Company’s revenue and profit in the fourth quarter, and statements regarding the benefits of the Company’s non-GAAP financial measures.

These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in these forward-looking statements. Factors that might contribute to such differences include, among others, the occurrence of an event which negatively impacts our brand reputation or recognition, or our sales of user-designed products; the interruption of our production and fulfillment operations for a significant period of time; the occurrence of an event which interferes with our ability to procure or receive inventory; our ability to maintain the proper functioning of our websites; economic downturns and the general state of the economy; intense competition, which could lead to pricing pressure among other effects; our ability to attract customers and expand our customer base and meet production requirements; risks and uncertainties arising from the integration of EZ Prints following the merger with CafePress; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to timely develop new product and service offerings, as well as consumer acceptance of new technologies and new products and services; our ability to develop additional adjacent lines of business to complement our growth strategies; if claims are brought against us, including, but not limited to, claims relating to our content or for infringing or misappropriating the intellectual property of third parties; our failure to protect the confidential information of our customers; our failure to adequately protect our network from attacks; unforeseen changes in expense levels; changes in search engine algorithms which may adversely affect the page rankings of our products and services; disruptions in our channel partner relationships which may reduce our revenue or impair our growth; risks and uncertainties related to our growth strategy, particularly the success and benefits of any future acquisitions and the integration thereof; and acquisition-related and litigation-related risks and associated expenses and difficulty in estimating impact and costs related thereto.

For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013 and in other reports filed by the Company with the Securities and Exchange Commission from time to time, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

About CafePress (PRSS):

CafePress Inc. is The World’s Customization Engine®. Launched in 1999, CafePress empowers individuals, groups, businesses and organizations to create, buy and sell customized and personalized products online using the company’s innovative and proprietary print-on-demand services and e-commerce platform. CafePress’ portfolio of e-commerce websites and services includes CafePress.com, CanvasOnDemand.com, GreatBigCanvas.com, Imagekind.com, InvitationBox.com, Logosportswear.com and EZ Prints, Inc. Additionally, CafePress Services drives revenue for corporate partners by providing turnkey, personalized e-commerce solutions. For more information click on www.cafepress.com.

CafePress Inc.

Media Relations:

Sarah Segal

pr@cafepress.com

Investor Relations:

The Blueshirt Group

Alex Wellins

415-217-5861

alex@blueshirtgroup.com

CafePress Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net revenues	$52,403	$47,098	$104,910	$86,979
Cost of net revenues	32,114	27,536	64,980	50,474

Gross profit	20,289	19,562	39,930	36,505

Operating expenses:
Sales and marketing	14,249	11,776	28,556	21,937
Technology and development	5,100	3,185	10,321	6,149
General and administrative	4,301	4,244	8,888	8,178
Acquisition-related costs	(1,617)	720	(222)	1,374

Total operating expenses	22,033	19,925	47,543	37,638

Loss from operations	(1,744)	(363)	(7,613)	(1,133)
Interest income	15	32	26	40
Interest expense	(43)	(49)	(106)	(100)
Other (expense) income, net	4	—	4	—

Loss before income taxes	(1,768)	(380)	(7,689)	(1,193)
Benefit from income taxes	(52)	(120)	(1,989)	(389)

Net loss	$(1,716)	$(260)	$(5,700)	$(804)

Net loss per share of common stock:
Basic and diluted	$(0.10)	$(0.02)	$(0.33)	$(0.06)

Shares used in computing net loss per share of common stock:
Basic and diluted	17,129	16,888	17,124	12,916

CafePress Inc.

Condensed Consolidated Balance Sheet

(In thousands, except par value amounts)

(Unaudited)

	June 30, 2013	December 31, 2012
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,111	$31,198
Short-term investments	3,486	9,403
Accounts receivable	5,316	10,390
Inventory	7,763	9,765
Deferred tax assets	2,794	2,794
Deferred costs	2,351	3,756
Prepaid expenses and other current assets	6,207	4,844

Total current assets	50,028	72,150
Property and equipment, net	19,868	19,892
Goodwill	40,231	40,231
Intangible assets, net	17,346	19,979
Deferred tax assets	4,854	4,417
Other assets	1,160	863

TOTAL ASSETS	$133,487	$157,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,219	$15,088
Partner commissions payable	5,582	7,451
Accrued royalties payable	4,746	6,724
Accrued liabilities	14,650	17,761
Income taxes payable	—	765
Deferred revenue	4,860	9,099
Short-term borrowings	—	894
Capital lease obligations, current	548	531

Total current liabilities	39,605	58,313
Capital lease obligations, non-current	2,002	2,282
Other long-term liabilities	2,259	3,628

TOTAL LIABILITIES	43,866	64,223

Stockholders’ Equity :
Preferred stock, $0.0001 par value: 10,000 shares authorized as of June 30, 2013 and December 31, 2012; none issued and outstanding	—	—
Common stock, $0.0001 par value—500,000 shares authorized and 17,143 and 17,114 shares issued and outstanding as of June, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	95,902	93,890
Accumulated deficit	(6,283)	(583)

TOTAL STOCKHOLDERS’ EQUITY	89,621	93,309

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$133,487	$157,532

CafePress Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(5,700)	$(804)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,400	2,903
Amortization of intangible assets	2,633	1,631
Gain on disposal of fixed assets	(146)	(86)
Stock-based compensation	1,993	2,073
Change in fair value of contingent considerations liability	(2,338)	355
Deferred income taxes	(437)	(759)
Tax (short-fall) benefit from stock-based compensation	(69)	82
Excess tax benefits from stock-based compensation	—	(142)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	5,074	61
Inventory	2,002	906
Prepaid expenses and other current assets	(128)	(2,476)
Other assets	(297)	310
Accounts payable	(6,180)	(5,400)
Partner commissions payable	(1,763)	—
Accrued royalties payable	(1,978)	(2,015)
Accrued and other liabilities	(952)	234
Income taxes payable	(765)	(1,539)
Deferred revenue	(4,239)	(1,999)

Net cash used in operating activities	(8,890)	(6,665)

Cash Flows from Investing Activities:
Purchase of short-term investments	—	(5,170)
Proceeds from maturities of short-term investments	5,917	5,951
Purchase of property and equipment	(1,866)	(1,678)
Capitalization of software and website development costs	(1,966)	(1,565)
Proceeds from disposal of fixed assets	170	102
(Increase) decrease in restricted cash	170	(170)
Acquisition of businesses, net of cash acquired	—	(7,071)

Net cash provided by (used in) investing activities	2,425	(9,601)

Cash Flows from Financing Activities:
Payment of short term borrowings	(894)	—
Principal payments on capital lease obligations	(263)	(233)
Proceeds from exercise of common stock options	46	204
Proceeds from sales of common stock in initial public offering, net	—	41,771
Borrowings under insurance financing	940	—
Excess tax benefits from stock based compensation	—	142
Payments of contingent consideration	(2,451)	—

Net cash provided by (used in) financing activities	(2,622)	41,884

Net increase (decrease) in cash and cash equivalents	(9,087)	25,618
Cash and cash equivalents — beginning of period	31,198	27,900

Cash and cash equivalents — end of period	$22,111	$53,518

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$86	$99
Income taxes paid during the period	997	2,059
Noncash Investing and Financing Activities:
Property and equipment acquired under rent agreement	$321	$—
Conversion of preferred stock	—	22,811
Common stock issued for acquisition	—	830
Accrued purchases of property and equipment	237	894

CafePress Inc.

User Metrics Disclosure

	Three Months Ended June 30,
	2013	2012
User Metrics
Orders	1,477,063	888,439
year-over-year growth	66%	20%
Average Order Value	$34	$52
year-over-year growth	(33)%	4%
Average Order Value (excluding EZ Prints)	$52	$52
year-over-year growth	0%	4%

Stock-based compensation is allocated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Cost of net revenues	$49	$63	$120	$114
Sales and marketing	108	153	220	308
Technology and development	52	59	120	117
General and administrative	701	968	1,533	1,534

Total stock-based compensation expense	$910	$1,243	$1,993	$2,073

CafePress Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net loss	$(1,716)	$(260)	$(5,700)	$(804)
Non-GAAP adjustments:
Interest and other (income) expense, net	24	17	76	60
Benefit for income taxes	(52)	(120)	(1,989)	(389)
Depreciation and amortization	2,255	1,469	4,400	2,903
Amortization of intangible assets	1,316	947	2,633	1,631
Acquisition-related costs	(1,617)	720	(222)	1,374
Stock-based compensation	910	1,243	1,993	2,073

Adjusted EBITDA*	$1,120	$4,016	$1,191	$6,848

*	Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, amortization of intangible assets, acquisition-related costs, stock-based compensation and impairment charges. Acquisition-related costs include performance-based compensation payments, any changes in the estimated fair value of performance-based contingent consideration payments which were initially recorded in connection with our acquisition of substantially all of the assets of L&S Retail Ventures, Inc. and LogoSportswear.com, and the business acquisition of EZ Prints Inc. and third-party fees incurred as part of our acquisitions of L&S Retail Ventures, Inc., LogoSportswear.com and EZ Prints Inc.

CafePress Inc.

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Income (Loss)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Loss from operations	$(1,744)	$(363)	$(7,613)	$(1,133)
Non-GAAP adjustments:
Amortization of intangible assets	1,316	947	2,633	1,631
Acquisition-related costs	(1,617)	720	(222)	1,374
Stock-based compensation	910	1,243	1,993	2,073

Non-GAAP operating income (loss)	$(1,135)	$2,547	$(3,209)	$3,945

CafePress Inc.

Reconciliation of Net Loss to Non-GAAP Net Income (loss) and Non-GAAP Net Income (loss) per Diluted Share

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net loss	$(1,716)	$(260)	$(5,700)	$(804)
Non-GAAP adjustments:
Amortization of intangible assets	1,316	947	2,633	1,631
Acquisition-related costs	(1,617)	720	(222)	1,374
Stock based compensation	910	1,243	1,993	2,073
Provision (benefit) from income taxes	368	(919)	(874)	(1,636)

Non-GAAP net income (loss)	$(739)	$1,731	$(2,170)	$2,638

Non-GAAP net income (loss) per share:
Basic	$(0.04)	$0.10	($0.13)	$0.17

Diluted	$(0.04)	$0.10	($0.13)	$0.16

Shares used in computing Non-GAAP net income (loss) per share:
Basic	17,129	17,009	17,124	15,744

Diluted	17,129	17,544	17,124	16,336